BOOKS-A-MILLION(R)                                              News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:     Richard S. Wallington
             Chief Financial Officer
             (205) 942-3737


              BOOKS-A-MILLION, INC. ANNOUNCES FIRST QUARTER RESULTS
                              --------------------

                  Earnings Increase to $0.09 Per Diluted Share


     BIRMINGHAM, Ala. (May 18, 2006) -- Books-A-Million, Inc. (Nasdaq/NM:BAMM) today announced financial results for the first quarter ended April 29, 2006. Net income increased to $1.5 million, or $0.09 per diluted share, compared with net income of $1.1 million, or $0.06 per diluted share, in the year-earlier period. The increase in net income was attributable to lower depreciation expense as capital expenditures made several years ago became fully depreciated in the current period as well as reduced interest expense as a result of lower average debt balances versus the prior year.


     Net sales for the 13-week period increased 1.0% to $113.8 million from sales of $112.6 million in the year-earlier period. Comparable store sales for the quarter decreased 0.3% when compared with the 13-week period for the prior year.

     Commenting on the results, Sandra B. Cochran, President and Chief Executive Officer, said, "The first quarter was clearly challenging. A weak bestseller lineup and a soft media environment contributed to the disappointing comparable store sales results. While history, game books, humor titles, gifts and bargain books all performed well, they did not make up for the difficult quarter in the children's books, cooking, diet and health and inspirational categories.

     "As we enter the second quarter, we face a tough comparison to last year which included the release of Harry Potter And The Half Blood Prince. However, we are somewhat encouraged by a stronger book lineup, including new titles from Fannie Flagg, Patricia Cornwell, Anne Coulter and Janet Evanovich. We are also encouraged by the summer movie season that includes tie-ins with successful titles like The Da Vinci Code, Pirates Of The Caribbean: Dead Man's Chest, Running With Scissors, and The Devil Wears Prada."

     In addition, the Board of Directors has declared a quarterly cash dividend of $0.08 per common share. The dividend will be paid on June 15, 2006, to shareholders of record at the close of business on June 1, 2006.

     Books-A-Million is one of the nation's leading book retailers and sells on the internet at www.booksamillion.com. The Company presently operates 205 stores in 20 states and the District of Columbia. The Company operates large superstores under the names Books-A-Million and Books & Co. and traditional bookstores operating under the name Bookland, Books-A-Million and Joe Muggs Newsstands.

                              BOOKS-A-MILLION, INC.
                   Unaudited Consolidated Financial Highlights
                      (In thousands, except per share data)

                                                                                                  13 Weeks Ended
                                                                                             April 29,        April 30,
                                                                                               2006             2005
                                                                                          --------------    -------------
NET SALES                                                                                 $      113,748    $     112,625
    Cost of sales (including warehouse, distribution and store occupancy costs)                   81,148           81,058
                                                                                          --------------    -------------
GROSS PROFIT                                                                                      32,600           31,567
    Operating, selling and administrative expenses                                                26,565           25,514
    Depreciation and amortization                                                                  3,426            3,927
                                                                                          --------------    -------------
OPERATING INCOME                                                                                   2,609            2,126
    Interest expense, net                                                                             56              384
                                                                                          --------------    -------------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                                              2,553            1,742
    Income tax provision                                                                           1,031              662
                                                                                          --------------    -------------
INCOME FROM CONTINUING OPERATIONS                                                                  1,522            1,080
DISCONTINUED OPERATIONS:
    (Loss) income from discontinued operations (including loss on disposal)                          (17)             (32)
    Income tax (benefit) provision                                                                    (7)             (12)
                                                                                          --------------    -------------
(LOSS) INCOME FROM DISCONTINUED OPERATIONS                                                           (10)             (20)
                                                                                          --------------    -------------

NET INCOME                                                                                $        1,512    $       1,060
                                                                                          ==============    =============

NET INCOME PER COMMON SHARE:
Basic:
    Income from continuing operations                                                     $        0.09     $        0.07
    Loss from discontinued operations                                                                --                --
                                                                                          -------------     -------------
    Net income                                                                            $        0.09     $        0.07
                                                                                          =============     =============

Diluted:
    Income from continuing operations                                                     $        0.09     $        0.06
    Loss from discontinued operations                                                                --                --
                                                                                          -------------     -------------
    Net income                                                                            $        0.09     $        0.06
                                                                                          =============     =============

Weighted average shares outstanding:
    Basic                                                                                         16,471           16,201
                                                                                          ==============    =============
    Diluted                                                                                       17,001           16,922
                                                                                          ==============    =============

     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

     This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.